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                                                        Exhibit 99.2N.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement of SAL Trust Preferred Fund I on Form N-2 of our report, dated January 15, 1999, relating to the consolidated financial statements of First Southern Bancorp, Inc. and subsidiaries as of and for the years ended December 31, 1998 and 1997. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                    McGladrey & Pullen, LLP


Fort Lauderdale, Florida
June 30, 1999